Exhibit 99.2

NEWS RELEASE
April 25, 2012

NASDAQ OMX declares initial quarterly dividend of $0.13 per share

New York, N.Y.—The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”; NASDAQ: NDAQ), today announced plans to initiate a quarterly cash dividend.

The board of directors approved an initial quarterly cash dividend of $0.13 per share on NASDAQ OMX’s outstanding common stock to be paid on June 29, 2012 to all stockholders of record on June 15, 2012. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by NASDAQ OMX’s board of directors. This is the first dividend paid to stockholders in the company’s history.

Bob Greifeld, Chief Executive Officer, NASDAQ OMX said: “We are pleased to take this important step for NASDAQ OMX. Our decision to put a dividend in place reflects the strong cash flow and capital generation of our business and our commitment to deliver meaningful capital returns to our shareholders through both dividends and continued share repurchases.”

Lee Shavel, NASDAQ OMX’s EVP and Chief Financial Officer, said: “NASDAQ OMX has done an outstanding job of capital deployment in recent years. Since January 2009, the company has repurchased approximately $950 million of its outstanding common stock, representing 43.7 million shares at an average price of $21.66. The company also paid down more than $500 million of debt, significantly reducing our interest burden and increasing our financial flexibility for the future. In addition, we have invested over $200 million in attractive acquisitions that enhance our long-term growth and capital return profile. We believe that our strong cash flows give us ample capacity to fund our dividend, while maintaining considerable flexibility to achieve our other corporate goals.”

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about our capital return initiatives. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the US and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $5.1 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Contact Media Relations:	Contact Investor Relations:
Joseph Christinat +1.646.441.5121	John Sweeney +1.212.401.8737
Joseph.Christinat@NASDAQOMX.Com	John.Sweeney@NASDAQOMX.Com

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The NASDAQ OMX Group, Inc.	2